UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Digital Insight Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DIGITAL INSIGHT CORPORATION

26025 Mureau Road

Calabasas, CA 91302

Dear Stockholders:

You are cordially invited to attend Digital Insight Corporation’s annual meeting of stockholders to be held on Monday, May 23, 2005, at 10:00 a.m. at our Westlake Village facilities located at 5601 North Lindero Canyon Road, Westlake Village, California 91362.

In connection with the meeting, we are providing you with a Proxy Statement, a proxy card, and our Annual Report to Stockholders containing our audited consolidated financial statements for the year ended December 31, 2004 and other information about our company.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I encourage you to specify your voting preferences by marking, dating, and signing the enclosed proxy card, then promptly returning it in the accompanying reply envelope, whether or not you plan to attend the meeting. If you are a stockholder of record and do attend and wish to vote in person, you may revoke your proxy at the meeting. If you do plan to attend the meeting, we ask that you check the proxy card in the space provided in order to assist us with meeting preparations.

On behalf of the entire Board of Directors and management of Digital Insight Corporation, I would like to express appreciation for your continued interest in the affairs of our company.

Sincerely,

Jeffrey E. Stiefler
Chairman, President and Chief Executive Officer

Calabasas, California

March 31, 2005

i

DIGITAL INSIGHT CORPORATION

26025 Mureau Road

Calabasas, CA 91302

(818) 871-0000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Monday, May 23, 2005

PLACE	Our offices at 5601 North Lindero Canyon Road, Westlake Village, California, 91362

ITEMS OF BUSINESS	1. Elect three (3) Class III Directors;

2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

3. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on Thursday, March 31, 2005.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers section beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

We intend to mail this Proxy Statement and the accompanying proxy card on or about April 15, 2005 to all stockholders entitled to vote at the annual meeting.

By Order of the Board of Directors,

Tae J. Rhee
Secretary

Calabasas, California

March 31, 2005

To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted.

ii

DIGITAL INSIGHT CORPORATION

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2005

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	The Board of Directors of Digital Insight Corporation, a Delaware corporation, is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Monday, May 23, 2005. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this Proxy Statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2004 Annual Report and our 2004 Form 10-K, including our full 2004 consolidated financial statements, are also enclosed. If any person who was a Beneficial Owner, as described below, of our common stock on March 31, 2005, or the Record Date, desires additional copies of our Annual Report or Form 10-K, such copies will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder and should be directed to:

DIGITAL INSIGHT CORPORATION

26025 Mureau Road

Calabasas, California 91302

Attn: Investor Relations

We also make our 2004 Annual Report and Form 10-K available through our website at http://www.digitalinsight.com, free of charge, as soon as reasonably practicable after we file the Form 10-K with the Securities and Exchange Commission, also referred to as the SEC.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:	There are two proposals scheduled to be voted upon at the meeting: (1) the re-election of three Class III Directors; and (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Q:	WHAT IS THE VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares “FOR” the nominees to the Board and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Q:	WHAT SHARES CAN I VOTE?

A:	All shares owned by you as of the close of business on March 31, 2005, the Record Date, may be voted by you. These shares include (1) shares held directly in your name as the Stockholder of Record, including shares purchased through our Employee Stock Purchase Plan and our employee stock option plans, and (2) shares held for you as the Beneficial Owner through a stock broker, bank, or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most of our stockholders hold their shares through a bank, brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, the Stockholder of Record, and these proxy materials are being sent directly to you by us. As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held by a bank, brokerage firm or other nominee, you are considered the Beneficial Owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the Stockholder of Record. As the Beneficial Owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the Stockholder of Record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:	Shares held directly in your name as the Stockholder of Record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are the Beneficial Owner of the shares, you must have a signed proxy from the Stockholder of Record.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:	Whether you hold shares directly as the Stockholder of Record or in street name as a Beneficial Owner, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

Q:	CAN I CHANGE MY VOTE?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by sending our Secretary written notice of your revocation, granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:

In the election of directors, you may vote “FOR” a nominee or your vote may be “WITHHELD” with respect to any nominee. For the proposal ratifying the appointment of Deloitte & Touche LLP, and for all other proposals that may properly come before the meeting, you may vote “FOR,” “AGAINST” or

“ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you hold shares directly as a Stockholder of Record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the nominees to the Board and in the discretion of the proxy holders on any other matters that properly come before the meeting, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2005).

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE A PROPOSAL?

A:	In the election of directors, the persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a Beneficial Owner and do not provide the Stockholder of Record with voting instructions, your shares may constitute Broker Non-Votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?” below. In tabulating the voting result for any particular proposal, shares that constitute Broker Non-Votes are not considered entitled to vote on that proposal.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2005.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A:	Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Jeffrey E. Stiefler, our Chairman, President and Chief Executive Officer, and Paul J. Pucino, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:	Each share of our common stock outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the annual meeting. On the Record Date, we had 36,267,222 shares of common stock issued and outstanding.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and Broker Non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker Non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, Broker Non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, Broker Non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the Beneficial Owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:	Digital Insight is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	Subject to the limitations set forth below, any stockholder entitled to vote at the next annual meeting of stockholders may submit proposals for consideration at such meeting. We expect to hold our 2006 annual meeting of stockholders in May 2006. In order for any proposal by a stockholder of Digital Insight to be considered for inclusion in our proxy materials for the 2006 annual meeting of stockholders, we must receive the written proposal no later than December 16, 2005. We will determine whether or not to include any such proposals in the proxy materials in accordance with our bylaws and applicable law, including the SEC regulations.

In order for a stockholder proposal, including director nominations, to be raised from the floor during the 2006 annual meeting of stockholders, certain conditions set forth in Section 2.14 of our bylaws must be complied with, including delivery of notice to us not less than 60 days, nor more than 90 days, prior to the meeting as originally scheduled. However, in the event that less than 65 days notice or public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 7th day following the date on which the notice of the date of meeting was mailed. In no event will the public announcement of an adjournment of a stockholders meeting commence a new time period for the giving of a stockholder’s notice as described above.

You may contact the Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the annual meeting, three incumbent directors are to be elected for three-year terms. Our Board is divided into three classes, and each director serves for a staggered three-year term. The Board is currently comprised of two Class I Directors (Henry T. DeNero and Jeffrey E. Stiefler), two Class II Directors (Michael R. Hallman and Greg J. Santora) and three Class III Directors (John C. Dorman, James H. McGuire and Robert L. North). At each annual meeting, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The terms of the Class I, Class II and Class III Directors will expire upon the election and qualification of successor directors at the 2006, 2007 and 2008 annual meeting of stockholders, respectively.

The Board has nominated Messrs. Dorman, McGuire and North to stand for re-election to continue to serve as Class III Directors for a term of three years. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Dorman, McGuire and North. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee(s) as the Board of Directors may select. The nominees for election have agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

The Board of Directors recommends a vote “FOR” the named nominees.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In January 2005, the Audit Committee appointed the accounting firm Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005. The Board, upon recommendation of the Audit Committee, concurred with the appointment of this firm. A proposal to ratify that appointment for the year ending December 31, 2005 will be presented at the annual meeting. Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. PricewaterhouseCoopers LLP previously served as our independent registered public accounting firm until March 22, 2004. Additional information regarding PricewaterhouseCoopers LLP and Deloitte & Touche LLP is set forth in the Audit Committee report on page 21 of this Proxy Statement.

Neither our certificate of incorporation nor our bylaws require that the stockholders ratify the selection of our independent registered public accounting firm. We are doing so, as we have in years past, because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, nonetheless, retain such independent registered public accounting firm. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, change the appointment at any time if they determine that such change would be in the best interests of Digital Insight and our stockholders.

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information regarding the company’s director nominees, its four incumbent directors whose terms will continue following the annual meeting, and its executive officers and other key employees.

Statement Regarding Corporate Governance and Director Independence

Digital Insight has had formal corporate governance standards in place since the company’s initial public offering in 1999. Management has reviewed internally and with the Board the applicable provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the Nasdaq’s corporate governance listing standards, and believes we are in compliance with the rules and listing standards. In recent years we have taken several measures to further formalize our corporate governance standards, and continue to evaluate our corporate governance policies and procedures. We have adopted charters for our Audit, Compensation, and Nominating and Corporate Governance Committees consistent with the applicable rules and standards. We have also established the Board position of Lead Independent Director, currently occupied by Mr. Hallman, who is authorized by the Board to perform certain duties, including: calling and chairing regularly scheduled and special executive sessions of the Board; informing the Chairman of items the Lead Independent Director believes should be included in a Board meeting agenda; and representing the independent directors of the Board on matters for which the view of such independent directors, rather than the Board as a whole, are sought. Other than Mr. Stiefler, our Chairman, President and Chief Executive Officer, and Mr. Dorman, our former Chairman, President and Chief Executive Officer, all of the company’s directors, which constitute a majority of the Board, meet the criteria for independence established by the listing standards of the Nasdaq Stock Market. As discussed more fully below, all members of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees meet applicable independence standards. Our Nominating and Corporate Governance Committee and the Board have adopted a code of ethics and business conduct that applies to our employees, including our principal executive officers, chief financial officer, general counsel and controller, and our directors. Among other matters, the code establishes standards designed to deter wrongdoing and promote honest and ethical conduct. In September 2003 we amended our Audit Committee and Compensation Committee Charters and formally adopted a charter for our Nominating and Corporate Governance Committee, which we amended in December 2004, in each case taking into account new rules and standards which then came into effect. You can access our committee charters and our code of business conduct and ethics on our website at http://www.digitalinsight.com/investor_relations/index.html or by writing to us at:

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Attn: Investor Relations

Nominees for Class III Director

John C. Dorman. Mr. Dorman served as Digital Insight’s Chief Executive Officer from October 1998 to August 2003, and was also Digital Insight’s President from October 1998 to February 2001, and from November 2002 to August 2003. Mr. Dorman, 54, formally retired from the company in December 2004 following a short transitional role. Mr. Dorman continues to be a director, a post he has served since October 1998. He served as Chairman of the Board from June 1999 to August 2003. Previously, Mr. Dorman was Senior Vice President for Oracle Worldwide Financial Services from August 1997 to October 1998, and Chairman, President, and Chief Executive Officer of Treasury Services Corporation from 1983 to 1997. Mr. Dorman received his BA from Occidental College and an MBA in finance from the University of Southern California.

James H. McGuire. Mr. McGuire has been a director of Digital Insight since March 1997 and served as Chairman of the Board from its inception until June 1999. Mr. McGuire, 61, has served as President of NJK Holding Corporation since 1992. Mr. McGuire also serves as a director of Laureate Education Inc., formerly Sylvan Learning Systems, Inc. Mr. McGuire received his BA in finance from the University of Notre Dame.

Robert L. North. Mr. North has been a director of Digital Insight since June 1997. Mr. North, 69, was Chairman of the Board of HNC Software, Inc. from January to June of 2000 and served as the Chief Executive Officer of HNC Software, Inc. from April 1987 to January 2000. Mr. North holds BS and MS degrees in electrical engineering from Stanford University.

Incumbent Class I Directors (Terms Expire in 2006)

Henry T. DeNero. Mr. DeNero has been a director of Digital Insight since October 2002. From March 1999 to January 2001, Mr. DeNero, 59, served as Chairman and Chief Executive Officer of HomeSpace, Inc., an Internet mortgage and real estate services provider which was acquired by LendingTree, Inc. Prior to that, he served as Executive Vice President of First Data Corporation from July 1995 to December 1998. Mr. DeNero also serves as a director of Banta Corporation, PortalPlayer Inc., THQ Inc., Vignette Corporation and Western Digital Corporation. Mr. DeNero received his bachelor’s degree in Psychology from Amherst College and an MBA from Stanford University.

Jeffrey E. Stiefler*. Mr. Stiefler has been our Chairman, President, and Chief Executive Officer since August 2003. Prior to joining Digital Insight, Mr. Stiefler, 58, served as an adviser for North Castle Partners from November 2001 to July 2003, as Vice Chairman of Walker Digital Corporation from August 2000 to September 2001, as President of Telephony@Work from September 2001 to March 2002, and as an operating partner for McCown DeLeeuw & Company from November 1995 to July 2000, where he also served as Chairman or Chief Executive Officer for several service-outsourcing companies. Mr. Stiefler served as President of American Express from August 1993 to September 1995, and previously held the titles of Chief Executive Officer, President, and Executive Vice President for Sales and Marketing, at American Express Financial Corporation. Mr. Stiefler also serves as a director of Education Lending Group, Inc., a provider of financial aid products. Mr. Stiefler received his BA from Williams College and an MBA from Harvard University.

Incumbent Class II Directors (Terms Expire 2007)

Michael R. Hallman. Mr. Hallman has been a director of Digital Insight since April 2001, and currently serves as our Lead Independent Director. Mr. Hallman, 59, founded The Hallman Group, a management consulting firm, in 1992. From February 1990 to March 1992, he was President and Chief Operating Officer of Microsoft Corporation, and from 1987 to 1990, served as Vice President of the Boeing Company and President of Boeing Computer Services. Mr. Hallman also serves as a director of Intuit, Inc., InFocus Corporation, and WatchGuard Technologies. He received his BA and an MBA from the University of Michigan.

Greg J. Santora. Mr. Santora has been a director of Digital Insight since October 2002. Mr. Santora, 53, has served as Chief Financial Officer of Shopping.com since December 2003. Mr. Santora was previously Senior Vice President and Chief Financial Officer of Intuit, Inc. from July 1997 until January 2003, and he held other senior finance positions at Intuit from January 1996 to July 1997. Prior to joining Intuit, Mr. Santora held various senior financial roles at Apple Computer. Mr. Santora also serves as a director of Align Technology, Inc. Mr. Santora received his BA in accounting from the University of Illinois and an MBA from San Jose State University.

Executive Officers and Other Key Employees

Joseph M. McDoniel*. Mr. McDoniel has served as our Executive Vice President, Product, Engineering and Operations since February 2004. Mr. McDoniel, 63, also served as our Executive Vice President, Technology and Operations from May 2003 to February 2004; as Senior Vice President, Internet Banking Operations from November 2002 to May 2003; as Senior Vice President, Internet Banking Operations and Services from July 2002 to November 2002; as Senior Vice President, Strategic Opportunities from October 2001 to July 2002; and

*	Denotes “Executive Officers” as defined under Section 16 of the Securities Exchange Act 1934, as amended.

as Senior Vice President, Operations from September 2000 to October 2001. Mr. McDoniel was previously President of First Source Group, Inc., a provider of strategic planning and consulting services to the financial services industry, from August 1993 to September 2000. Prior to joining Digital Insight, Mr. McDoniel, through First Source Group, provided consulting services to Digital Insight from October 1998 to September 2000.

Robert J. Meagher*. Mr. Meagher has served as our Executive Vice President, Sales and Marketing since October 2004. Mr. Meagher, 47, previously served as Vice President, Director of the Financial Services Sector for the Americas for Electronic Data Systems Corporation’s Global Financial Industry Group from November 2002 to October 2004. Mr. Meagher also spent over ten years with Capgemini (formerly Ernst & Young) where he served in a variety of capacities, the most recent being Vice President, Director of the U.S. Banking Sector from April 2001 to November 2002. Mr. Meagher is a certified management accountant and received his BS and an MBA from Canisius College.

Paul J. Pucino*. Mr. Pucino has served as our Executive Vice President and Chief Financial Officer since February 2005. Mr. Pucino, 44, previously served as Senior Vice President and Chief Financial Officer of Tekelec from May 2000 to December 2004. From January 2000 to May 2000, Mr. Pucino was the Chief Financial Officer of Scour.com. Prior to joining Scour.com, Mr. Pucino served as Vice President, Strategy and New Ventures, for Galileo International. Mr. Pucino is a certified public accountant, and received his BS from the University of Tampa and an MBA from the University of Chicago.

Katherine M. Jansen. Ms. Jansen has served as our Senior Vice President, Corporate Strategy and Development since February 2004. Ms. Jansen, 47, served as our Director of Strategic Analysis and Research from May 2000 to February 2004. Prior to joining the company, she served as Global Director of Sales for Meridien Research from October 1999 to May 2000, and prior to that, as Industry Director, Financial Services Strategy for Oracle Corporation.

William A. Kontgis. Mr. Kontgis has served as our Senior Vice President, Chief Information Officer since March 2003. Mr. Kontgis, 55, served as our Senior Vice President, Internet Banking Operations from October 2001 to July 2002, and prior to that, as our Vice President, Internet Banking Operations from April 2001 to October 2001. Mr. Kontgis was Vice President, Application Development at Healthnet, Inc. from July 2002 to March 2003, and previously Director of Data Center Services at Oxford Health Plans from September 1998 to January 2001. Prior to that, he held senior executive positions at First Nationwide Bank and at California Federal Bank. Mr. Kontgis received his BS degree in mathematics from the University of Utah.

Kenneth E. Larson. Mr. Larson has served as our Senior Vice President, Human Resources since September 2003. Mr. Larson, 60, previously served as Chief Administrative Officer and Vice President, Human Resources at Candle Corporation from November 1996 to January 2003 and prior to that, as Senior Vice President of Human Resources at First Interstate Bank. Mr. Larson received his BA from Georgetown University and an MBA from the University of Rochester.

Cecelia G. Morken. Ms. Morken has served as our Senior Vice President, Sales since August 2004. Ms. Morken, 42, also served as our Vice President, National Sales from February 2002 to August 2004. Ms. Morken previously served as Vice President, Sales of WebTone Technologies (now Fidelity National Financial) from July 2000 to February 2002 and as Senior Vice President, Retail Banking for Assurant, Inc. from April 1999 to July 2000, and prior to that, was Senior Vice President, National Accounts at John H. Harland Company. Ms. Morken received her bachelor’s degree from North Dakota State University.

Robert R. Surridge*. Mr. Surridge has served as our Senior Vice President, Lending Division since November 2000. Prior to joining Digital Insight, Mr. Surridge, 41, served in various capacities at The Money Store Inc., including its Vice President, Strategic Implementation and Development from October 1999 to October 2000. Mr. Surridge received his BS from the University of Utah.

*	Denotes “Executive Officers” as defined under Section 16 of the Securities Exchange Act 1934, as amended.

MEETINGS AND COMPENSATION OF DIRECTORS

During the year ended December 31, 2004, there were six meetings of our Board of Directors, and twenty-three additional meetings of the Board’s committees. During this period, with the exception of Mr. North, all of the directors attended or participated in more than 75% of the aggregate number of meetings of the Board and of the Board committees on which each served. The Board does not maintain a formal policy requiring directors to attend the annual meeting of stockholders; however, directors, particularly those who are nominees for election, are encouraged to attend. We make every effort to schedule our annual meetings at a time and place that facilitates attendance by directors, taking into account the directors’ schedules, internal and external timing requirements, and other considerations. To encourage attendance, we generally attempt to schedule our annual meeting to occur immediately before a regular meeting of the Board of Directors. Of our seven directors, four attended the 2004 annual meeting, including the directors standing for election at that meeting.

Non-employee directors first appointed or elected after March 2001 are eligible to receive options under our 2001 Non-Employee Director Stock Option Plan, also known as the Director Plan. The Director Plan provides that each non-employee director that has served for at least six months will receive options to purchase 15,000 shares of our common stock on the day of each annual meeting of stockholders during their term. These options will vest over a 12-month period. Certain non-employee directors received options with identical terms under the 1999 Stock Plan instead of the Director Plan. Each newly elected or appointed non-employee director will receive options under the Director Plan to purchase 50,000 shares of our common stock upon joining the Board, which will vest over a three year period. At the time of their initial appointment, non-employee directors may elect to take fewer initial and annual option grants in return for a larger commensurate cash retainer. None of the company’s current directors have made this election. The Board has the discretion to grant additional options and rights to directors under its 1997 and 1999 stock plans.

All non-employee directors also receive an annual cash retainer, payable in quarterly installments, in addition to the arrangement provided under the Director Plan described above, which consists of a basic retainer for Board membership and additional retainers for their committee service and for service as chairperson on standing committees, as follows:

Service/Membership	Basic Retainer	Chairperson Retainer
Board	$30,000	$15,000	*
Audit Committee	$10,000	$10,000
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$5,000	$5,000

Non-employee directors are reimbursed for their reasonable expenses incurred in the course of Board and committee meeting attendance. Mr. Stiefler, the company’s only current employee-director, and Mr. Dorman, who continued to serve as an employee of the company until December 2004, were not compensated separately for serving on the Board and were not paid a retainer or additional compensation for attendance at Board or committee meetings during 2004.

*	Mr. Hallman receives an annual cash retainer of $15,000, payable in quarterly installments, for his role as Lead Independent Director. Mr. Stiefler, although the Chairman of the Board, does not receive a retainer.

COMMITTEES OF THE BOARD OF DIRECTORS

There are three standing committees of our Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Committee membership is as follows:

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
DeNero			X	*	X
Dorman
Hallman			X		X
McGuire	X	*	X
North	X		X
Santora	X				X	*
Stiefler

*	Denotes a Committee Chair

Audit Committee

The Board of Directors has determined that all members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market, as well as the independence standards established by the SEC. Additionally, the Board has determined that Mr. Santora is an “Audit Committee Financial Expert” as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Act of 1934, as amended, and that each Audit Committee member has “financial sophistication” as defined by the rules set forth in the National Association of Securities Dealers Manual. The Audit Committee approves the selection of our independent registered public accounting firm, and has general oversight of the scope and process of annual audits and any other accounting-related services, legal and regulatory compliance, and systems of internal controls as set forth in the Audit Committee Charter adopted by the Board of Directors in September 2003. The Audit Committee held fourteen meetings during the year ended December 31, 2004. Additional information about the Audit Committee and the Audit Committee Report is set forth on page 21 of this Proxy Statement.

Compensation Committee

The Compensation Committee makes recommendations regarding our stock option plans and all matters concerning executive compensation. The Board has determined that each member of the Compensation Committee is an independent member as that term is defined in the listing standards of the Nasdaq Stock Market. The Compensation Committee held six meetings during the year ended December 31, 2004. Additional information about the Compensation Committee and the Compensation Committee Report is set forth on page 17 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent member as that term is defined in the listing standards of the Nasdaq Stock Market. The Committee held three meetings during the year ended December 31, 2004. The Committee’s responsibilities include:

•	Considering and making recommendations regarding director nominees, including stockholder nominees;

•	Making recommendations to the Board concerning the composition and size of the Board; and

•	Exercising oversight responsibility with respect to principles of corporate governance, and from time to time, making recommendations to the Board concerning corporate governance matters.

The Committee will consider director nominees recommended by stockholders for election to the Board provided that the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the company’s Secretary at our corporate headquarters. During 2004, the Committee did not receive any director nominee recommendations from a stockholder that beneficially owned more than 5% of our common stock, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of our common stock. The Committee has not adopted a formal policy with respect to minimum qualifications for Board membership, and presently weighs each nominee and potential nominee’s qualifications in light of the then-current best interests of the company and Board composition. The Committee’s process for identifying and evaluating nominees is as follows:

•	For incumbent directors whose terms are due to expire, disinterested members of the Committee review their overall service to the company during the preceding term(s), including the number of meetings attended and quality of participation, and make a recommendation to the Board as to whether nomination is appropriate; and

•	For new director candidates, the Committee utilizes its network of contacts to compile a list of potential candidates, and reviews such factors as business and financial experience and independence under the Nasdaq and SEC standards, then makes a recommendation to the Board as to whether nomination is appropriate. The Committee has in the past, and may in the future, engage a third party firm to assist, for a fee, with the identification and evaluation of potential nominees.

Stockholder Communications with the Board

Stockholders may send written communications to the Board or any director addressed to:

Board of Directors, or name of individual director

c/o Secretary

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Communications will be compiled by our Secretary and submitted to the Board, or individual directors as appropriate, on a periodic basis. Please note, however, that stockholder proposals, including director nominations, must comply with the conditions and procedures set forth in our bylaws and applicable laws, as described in the Question and Answer section above.

EXECUTIVE COMPENSATION

The following table discloses compensation information for our Chief Executive Officer, our four other most highly compensated executive officers serving at the end of 2004, and two individuals who would have been among the four most highly compensated executive officers if not for the fact that the individual was not serving as an executive officer of the company at the end of 2004.

Summary Compensation Table

	Year	Annual Compensation		Long-Term Compensation Awards		All Other Compensation (7) ($)
Name and Principal Position		Salary ($)	Bonus (6) ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)
Jeffrey E. Stiefler (1)	2004	$399,996	$—	$—	126,500	$—

Chairman, President and Chief Executive Officer	2003 2002	125,756 —	293,333 —	— —	675,000 —	— —

Joseph M. McDoniel	2004	270,400	—	—	60,000	1,367

Executive Vice President, Product, Engineering and Operations	2003 2002	249,600 225,267	66,322 55,212	— —	60,000 31,250	1,379 —

Robert R. Surridge	2004	210,000	—	—	12,500	—

Senior Vice President, Lending Division	2003 2002	197,994 197,994	53,568 38,594	— —	15,000 20,000	— —

Robert J. Meagher (2)	2004	65,000	82,500	55,880	150,000	38,098

Executive Vice President, Sales and Marketing	2003 2002	— —	— —	— —	— —	— —

Elizabeth S.C.S. Murray (3)	2004	260,000	—	—	45,000	—

Former Executive Vice President and Chief Financial Officer	2003 2002	256,667 206,731	66,322 180,212	— —	60,000 225,000	— —

Scott M. Pranger (4)	2004	101,840	—	—	—	218,007

Former Senior Vice President, National Accounts	2003 2002	17,346 —	28,888 —	— —	50,000 —	— —

Michael J. Deegan (5)	2004	69,000	—	—	—	217,086

Former Senior Vice President, Internet Banking Services	2003 2002	207,000 35,296	52,803 58,957	— —	— 50,000	86,318 8,678

(1)	Mr. Stiefler joined us in August 2003 and his compensation for that year reflects a signing bonus of $200,000, a management incentive bonus of $93,333, and an annualized salary of $400,000.
(2)	Mr. Meagher joined us in October 2004 and his compensation for that year reflects a signing bonus of $50,000, $32,500 in management incentive bonus, and an annualized salary of $260,000. Mr. Meagher received a grant of restricted stock of 4,000 shares, of which 2,000 shares vest in October 2005, and the remaining 2,000 vest in October 2006. His “Other” compensation in 2004 consisted of $10,000 in temporary housing allowance and $27,398 in moving and relocation expense reimbursement.
(3)	Ms. Murray resigned as our Executive Vice President and Chief Financial Officer on January 7, 2005. She joined us in March 2002 and her compensation for that year reflects a signing bonus of $75,000 and an annualized salary of $250,000.

(4)	Mr. Pranger and the company are parties to a separation agreement dated June 15, 2004. His annualized salary for 2004 was $208,000, and the “Other” compensation in 2004 consisted of $208,000 in severance, and $10,007 in accrued paid leave. His 2004 salary includes a commission payment of $6,439. Mr. Pranger joined the company pursuant to its acquisition of Magnet Communications, Inc. on November 25, 2003, where he had served as its Chief Operating Officer. His compensation for 2003 reflects salary paid by Digital Insight for the remainder of 2003.
(5)	Mr. Deegan and the company are parties to a separation agreement dated April 30, 2004. His annualized salary for 2004, 2003 and 2002 was $207,000, and he received a $15,000 signing bonus in 2002. Mr. Deegan’s “Other” compensation included $207,000 in severance and $10,000 in moving and relocation expense reimbursement in 2004; $85,714 in moving and relocation expense reimbursement in 2003; and $8,678 in moving and relocation expense reimbursement in 2002.
(6)	Includes management incentive bonuses earned in the year reflected, and paid in the following year. In previous years, we organized the summary compensation table to reflect these management incentive bonuses in the year paid, rather than the year earned.
(7)	Includes matching contributions under the company’s 401(k) plan as follows. Mr. McDoniel: $1,367 for 2004, and $1,379 for 2003. Mr. Meagher: $700 for 2004. Mr. Deegan: $86 for 2004, and $604 for 2003.

Compensation Plans

Management Incentive Plan. The company maintains a management bonus plan for certain employees, including executive officers, which provides for the awarding of bonuses based upon the achievement of certain company, department, and individual objectives.

Stock Purchase Plan. In 1999, the company adopted its Employee Stock Purchase Plan to provide employees with an opportunity to acquire an equity interest in the company by purchasing up to $25,000 of our common stock annually at a discount. Under the plan, 790,557 shares of Digital Insight common stock have been purchased, 250,497 of which were purchased in 2004, and 790,423 remain available for purchase as of March 31, 2005. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Stock Option Plans. The company currently maintains two equity compensation plans for employees, officers, and directors as well as three equity compensation plans pursuant to its acquisitions of AnyTime Access, Inc., 1View Network Corporation and Virtual Financial Services, Inc., each of which are administered by the Compensation Committee of the Board of Directors. The tables below set forth certain information regarding stock options granted to and exercised by each of the executive officers named in the Summary Compensation Table in 2004.

Option Grants in 2004

The table below sets forth stock option and stock purchase rights granted to each of the executive officers named in the Summary Compensation Table during the year ended December 31, 2004. In 2004, a total of 55,200 options were granted under our 1997 Stock Plan and 973,050 options were granted under our 1999 Stock Plan. No stock purchase or stock appreciation rights were granted in 2004. In 2004, the company made a restricted stock grant of 4,000 shares of our common stock to Mr. Meagher pursuant to his recruitment to our executive team. Additional details on this grant are set forth in the section below captioned “Contractual Agreements with Executive Officers.”

All options were granted at an exercise price equal to the fair market value of our common stock, as determined by the Board of Directors, on the date of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not reflect our projections or estimates of future stock price growth.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise or Base Price Per Share ($)	Expiration Date
Name					5%	10%
Jeffrey E. Stiefler	126,500	12.67%	$13.72	8/12/2014	$1,091,497	$2,766,068
Joseph M. McDoniel	60,000	6.01	13.72	8/12/2014	517,706	1,311,969
Robert R. Surridge	12,500	1.25	13.72	8/12/2014	107,855	273,327
Robert J. Meagher	150,000	15.03	13.63	9/30/2014	1,285,775	3,258,406
Elizabeth S.C.S. Murray	45,000	4.51	13.72	4/7/2005	30,870	61,740
Scott M. Pranger	—	—	—	—	—	—
Michael J. Deegan	—	—	—	—	—	—

Aggregated Option Exercises in 2004 and Year-End Option Values

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, certain information concerning the number and value of shares acquired upon exercise of stock options and stock purchase rights in 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of our common stock on December 31, 2004.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 2004 Year End (#)		Value of Unexercised In-the-Money Options at 2004 Year End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey E. Stiefler	—	$—	224,999	576,501	$—	$627,440
Joseph M. McDoniel	—	—	292,662	114,588	675,073	486,370
Robert R. Surridge	—	—	34,897	30,210	62,080	127,079
Robert J. Meagher	—	—	—	150,000	—	757,500
Elizabeth S.C.S. Murray	—	—	170,935	151,566	43,875	321,078
Scott M. Pranger	—	—	—	—	—	—
Michael J. Deegan	8,749	65,355	—	—	—	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Under current SEC rules, certain transactions between executive officers, directors, director nominees and related parties, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Under the Nasdaq Stock Market Rules, the company is required to conduct an appropriate review of any such transaction and the Audit Committee or the company’s independent directors must approve any such transaction. The company has determined that there were no such related party transactions during 2004 other than those described below.

Contractual Agreements with Executive Officers

Change In Control Arrangements

All of our named executive officers identified in the Summary Compensation Table above, with the exception of Messrs. Meagher and Pucino, have option agreements with accelerated vesting provisions which provide that 50% of the then-unvested portion of the options will accelerate and immediately vest upon a change in control of Digital Insight. In the event of a change in control and a termination of his employment without cause, Mr. Pucino is entitled to 100% vesting acceleration of unvested stock options, and Mr. Meagher is entitled to 50% vesting acceleration of unvested stock options.

Other Agreements

Jeffrey E. Stiefler, our Chairman, President and Chief Executive Officer, and the company are parties to an amendment made on December 2, 2004 to Mr. Stiefler’s employment agreement which fixes Mr. Stiefler’s minimum annual incentive bonus to be equal to 80% of his annual base salary, with a maximum bonus opportunity of 100% of his annual base salary, based upon the achievement of performance objectives established by the company’s Board of Directors or its Compensation Committee.

Paul J. Pucino, our Executive Vice President and Chief Financial Officer, and the company are parties to an employment agreement dated December 8, 2004. Mr. Pucino is to receive an annual base salary of $300,000 and a signing bonus of $125,000. Additionally, Mr. Pucino is entitled to a minimum incentive bonus of $150,000 for each of the fiscal years ending December 31, 2005 and 2006. Mr. Pucino was granted an option to purchase 250,000 shares of company common stock, with 25% vesting on the first anniversary of the grant, and monthly vesting for the remaining three years. Following a change in control of the company, in the event of a termination other than for cause, an amount equal to 18 months base salary and equivalent bonus at the time of termination will be paid to Mr. Pucino.

Robert J. Meagher, our Executive Vice President, Sales and Marketing, and the company are parties to an employment agreement dated August 12, 2004. Mr. Meagher is to receive an annual base salary of $260,000 and a signing bonus of $50,000. Additionally, Mr. Meagher is eligible for an annual incentive bonus targeted at 50% of base salary. For calendar year 2004, this bonus will be 50% of pro-rata annual salary, and for calendar year 2005, this bonus will be a minimum of $40,000. Mr. Meagher is also entitled to a $50,000 stipend for relocation expenses, reimbursement of temporary housing costs for up to six months, and a $40,000 annual real estate adjustment amount payable in equal installments over each payroll cycle for two years. Mr. Meagher was granted an option to purchase 150,000 shares of our common stock, with 25% vesting on the first anniversary of the grant, and monthly vesting for the remaining three years, as well as a grant of 4,000 shares of our common stock subject to the following vesting restrictions: upon the one-year employment anniversary, 2,000 of the 4,000 shares will vest, with the remaining 2,000 shares vesting on the two-year employment anniversary. Following a change in control of the company, in the event of a termination other than for cause, an amount equal to one-year base salary at the time of termination will be paid to Mr. Meagher.

Elizabeth S.C.S. Murray, our former Executive Vice President and Chief Financial Officer, and the company are parties to a separation agreement dated September 7, 2004, which contains the following terms: from September 7, 2004 through January 7, 2005, the company retained Ms. Murray to provide transition assistance at a continued base salary of $21,666.67 monthly. Under the agreement, we also agreed to a lump sum payment of $405,000 less applicable withholding taxes and authorized deductions on the last day and an additional lump sum bonus of $130,000 upon the completion of certain tasks and projects to be undertaken during the transition period.

Michael J. Deegan, our former Senior Vice President, Internet Banking Services, and the company are parties to a separation agreement dated April 30, 2004, pursuant to which we paid a lump sum payment of $207,000, less applicable withholding taxes and authorized deductions.

Scott M. Pranger, our former Senior Vice President, National Accounts, and the company are parties to a separation agreement dated June 15, 2004, which required us to make a lump sum payment of $208,000, less applicable withholding taxes and authorized deductions, and prohibits Mr. Pranger, for a period of two years, from directly or indirectly working for any direct competitor of the company.

Indemnification Agreements

We have entered into an indemnification agreement with each of our executive officers and directors.

COMPENSATION COMMITTEE REPORT†

The Compensation Committee reviews and reports to the Board on compensation matters, including cash and equity compensation structures and the management of the company’s employee stock option and purchase, and retirement and employee welfare plans. Under the terms of its charter, the Compensation Committee is comprised of three or more directors who, in the opinion of the Board, meet the requirements of the SEC and the Nasdaq Stock Market, including applicable independence requirements. In discharging its responsibilities, the committee consults with outside advisors from time to time, as appropriate. The Committee’s four independent directors, Messrs. DeNero (Chair), Hallman, McGuire and North, have submitted the following report on executive compensation for the year ended December 31, 2004.

Compensation Philosophy

The company has developed a compensation philosophy that endeavors to develop compensation structures that are cost effective yet competitive relative to peer group companies of comparable size, complexity and business nature and are integrated with the company’s annual and longer-term business strategy. Our compensation programs are designed to attract, motivate and retain a highly skilled, professional, and dedicated work force with short and long-term incentives. To accomplish this goal, the company uses a combination of programs including:

•	Annual base salaries targeted at a percentage of competitive pay for similar positions with a peer group of companies;

•	Bonuses to recognize and reward outstanding individual performance meeting or exceeding measurable company, department, and individual objectives; and

•	Long term incentive compensation in the form of options to purchase common stock and restricted stock grants to retain key talent and align the interests of executives with those of our stockholders.

In 2004, the Committee retained the services of Frederic W. Cook & Co. to conduct a broad review of the company’s executive compensation practices. Frederic W. Cook & Co. conducted a market survey to identify an appropriate peer group for comparison, then conducted an analysis of the company’s cash compensation practices for its senior executives relative to that peer group and other compensation survey data. The committee also engaged Frederic W. Cook & Co. to examine the company’s long-term incentive compensation with that of those peer companies and with other compensation survey data. On the basis of their review and survey, the company concluded that selected adjustments in compensation were appropriate, including an increase in Mr. Stiefler’s minimum bonus target from 70% to 80%. The finding from the review and survey will guide the company in the implementation of its long-term incentive compensation policies going forward.

Executive Compensation Program Components

There are three components to our executive compensation program: (1) base pay, (2) incentive bonuses, and (3) long-term, equity-based incentive compensation, primarily in the form of stock options. In addition, executives are eligible to participate in several benefit plans. Reflecting the company’s core values, the benefits received by executive officers are substantially the same as those of other employees. For example, executive officers, together with other employees, are eligible for medical and life insurance, a 401(k) plan in which the company makes matching contributions, and an employee stock purchase plan that allows participants to purchase up to $25,000 of Digital Insight stock annually at a discount.

†	The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Compensation Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

Base Pay

The company sets base pay at levels that reflect the external market value of a particular position in addition to the qualifications an individual brings to that position. Generally, base pay is targeted to the median of our peer group companies of comparable size, complexity and business nature. An individual’s salary within this framework is determined on an annual basis and corresponds to the individual’s performance, responsibilities, experience, leadership, and potential future contributions.

Incentive Bonuses

The Management Incentive Program for certain managerial employees, including all executives, provides for cash awards based upon the company’s achievement of revenue and operating income targets, as well as various other measurable financial and non-financial targets, measured quarterly and aligned with eligible employees’ particular roles and responsibilities. Executive officers are eligible to receive performance bonuses equal to between 50% and 100% of their annual base salary. No bonuses were earned by our executive officers in 2004 in accordance with this program. However, $414,956 representing bonuses earned in 2003 and bonuses guaranteed under employment agreements was paid to our executive officers in 2004. Additionally, from time to time, the company deems it appropriate to offer cash bonuses to prospective executive officer candidates to encourage them to join the company.

Long-Term, Equity-Based Incentive Compensation

The long-term incentive component of our executive compensation plan consists of options to purchase shares of our common stock, and in certain instances, grants of restricted stock, and is structured to align the interests of our employees and our stockholders. To encourage sustained performance, the options generally vest over a four-year period and are exercisable only if an executive is then an employee of Digital Insight. Stock options are awarded with an exercise price equal to the fair market value of the common stock on the date of grant. Accordingly, an executive is rewarded only if our stockholders receive the benefit of appreciation in the price of the common stock. Because long-term options vest over time, we periodically grant new options to provide continuing incentives for future performance. The eligibility for and size of periodic option grants is determined based on an employee’s scope of accountability, recent and long-term performance, and other factors, as determined by our management and the Compensation Committee. These factors include the assessment of anticipated individual contributions to the company’s success and the adequacy of previously granted options in providing incentives for performance and retention of the employee.

During 2004, our executive officers were granted supplemental stock options with 25% vesting one year from the date of the grant, and monthly vesting over the remaining three years. Such supplemental stock options granted to our named executive officers are set forth in the table above captioned “Option Grants in 2004.”

In December 2004, the Financial Accounting Standards Board revised SFAS No. 123 (FAS 123R), “Share-Based Payment,” which requires companies to expense the estimated fair value of employee stock options and similar awards. The accounting provisions of FAS 123R will be effective for annual or interim periods beginning after June 15, 2005. We plan to adopt the provisions of FAS 123R effective July 1, 2005, and as a result, we are evaluating alternative strategies for our long-term equity-based compensation program for our executive officers.

Annual Reviews

The Compensation Committee reviews its executive compensation plan policies and programs, as well as data from both general industry and peer group companies annually and determines what changes, if any, are appropriate for the following year. In addition, the Compensation Committee reviews the performance of the Chief Executive Officer and, with his assistance, the individual performance of the other executive officers. The Compensation Committee then makes recommendations to the Board of Directors for consideration and final approval of all material compensation matters.

Compensation of the Chief Executive Officer

The Compensation Committee reviews the performance and compensation of the Chief Executive Officer annually based on the assessment of his past performance and its expectation of his future contributions to the company’s performance. Mr. Stiefler has served as our Chief Executive Officer since August 2003. In determining Mr. Stiefler’s compensation package in 2004, the Compensation Committee reviewed Mr. Stiefler’s past performance for the company, considered his potential for future contributions, applied the compensation philosophy and incentive goals of the company, and obtained independent compensation market analyses and peer benchmarking data from Frederic W. Cook & Co. Mr. Stiefler’s compensation in 2004 included a base salary of $400,000 and an annual bonus of $93,333. Mr. Stiefler is eligible to receive a bonus in 2005 based on the company’s achievement of certain specified targets under the management incentive bonus plan for 2005 targeted at 80% of his base salary. The Compensation Committee, based in part upon the analyses performed by Frederic W. Cook & Co., believes that Mr. Stiefler’s total compensation for 2004 was in line with the total cash compensation paid to chief executive officers by comparable companies. Mr. Stiefler received a raise in January 2005 and his current salary is $420,000. Mr. Stiefler received an option to purchase 675,000 shares of our common stock in 2003 which vests over a four-year term, as identified in the Executive Compensation section above, plus a supplemental grant in January 2005 of an option to purchase 126,500 of our shares of common stock, which also vests over a four-year term. Mr. Stiefler may be eligible to receive a raise in base salary and additional equity compensation during 2006, depending upon the Compensation Committee’s assessment of his performance and the company’s achievement of specified objectives.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to the executives named in our Summary Compensation Table. Certain compensation is exempt from the deduction limit to the extent it does not exceed $1 million during any reporting year or is “performance based” as defined by Section 162(m). Section 162(m) should not affect the deductibility of compensation paid to our executive officers for the foreseeable future. The majority of the options available for grant under the 1997 and 1999 Stock Plans will comply with Section 162(m), so that compensation resulting from these stock options will not be counted toward the $1 million limit on deductible compensation under Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

Submitted by the Compensation Committee

Henry T. DeNero, Chair

Michael R. Hallman

James H. McGuire

Robert L. North

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. DeNero (Chair), Hallman, McGuire and North, each of whom is a non-employee director of the company. None of our executive officers serve as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on the Board of Directors of Digital Insight.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act 1934, as amended, requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Based solely on the company’s review of copies of Forms 3, 4 and 5 and the written representations from certain reporting persons that they were not required to file such forms during the year ended December 31, 2004, the company believes that during the 2004 fiscal year, its officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements, with the exception of one untimely report for Mr. Dorman. The unvested portion of a performance-based stock option grant to Mr. Dorman was automatically accelerated on December 31, 2004, pursuant to the terms of an employment agreement in connection with Mr. Dorman’s retirement from the company, as previously disclosed, and was not reported until a Form 4 was filed on January 28, 2005.

AUDIT COMMITTEE REPORT†

The Audit Committee of the Board of Directors operates under a written charter restated and adopted by the Board of Directors on September 11, 2003, and serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of our audited financial statements for the year ended December 31, 2004 to accounting principles generally accepted in the United States. The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management (i) the audited financial statements of Digital Insight; and (ii) management’s report on internal controls over financial reporting and the related opinions of Deloitte & Touche LLP.

2.	The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU 380), “Communication with Audit Committees.”

3.	The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” has considered the compatibility of non-audit services with the firm’s independence, and had a discussion with Deloitte & Touche LLP about the firm’s independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, and relying thereon, the Audit Committee recommended to the Board of Directors of Digital Insight, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, and be filed with the SEC.

Change in Independent Public Accountants

On March 26, 2004, the Board and its Audit Committee engaged Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the year ending December 31, 2004. PricewaterhouseCoopers LLP previously served as our independent registered public accounting firm until March 22, 2004. From January 1, 2002 through March 22, 2004, we did not consult with Deloitte & Touche LLP regarding any of the following:

1.	The application of accounting principles to a specified transaction, either completed or proposed;

2.	The type of audit opinion that might be rendered on our financial statements, and one of the following was provided to us by Deloitte & Touche LLP: (a) a written report, or (b) oral advice that Deloitte & Touche LLP concluded was an important factor considered by the company in reaching a decision as to an accounting, auditing or financial reporting issue;

3.	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

4.	A reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of our former independent registered public accounting firm, PricewaterhouseCoopers LLP, on our financial statements for 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not

†	The Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Audit Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for 2002 and 2003, and through March 22, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to such disagreements in its reports on the financial statements for such years. From January 1, 2002 through March 22, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). We provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures. A copy of PricewaterhouseCoopers LLP’s letter, dated March 26, 2004, stating its agreement with such statements, is incorporated by reference to Exhibit 16.1 attached to the Current Report on Form 8-K filed with the SEC on March 26, 2004.

We have requested that representatives of Deloitte & Touche LLP be present at the annual meeting to make a statement, if they so choose, and to respond to appropriate questions from stockholders.

Fees to Independent Public Accountants

The following table sets forth the aggregate fees billed to date by our former independent registered public accounting firm, PricewaterhouseCoopers LLP, for audit services rendered in connection with the consolidated financial statements and reports for 2003, and by Deloitte & Touche LLP for 2004, and for other services rendered during such years on behalf of the company, as well as out-of-pocket costs incurred in connection with such services.

Type of Fees Billed	2003*	2004†
Audit Fees Professional services rendered for the audit of annual consolidated financial statements, for the review of the financial statements included in our Form 10-Qs, and for services that are normally provided by the accountant in connection with statutory and regulatory filings and engagements.	$290,625	$555,806

Audit-related Fees Professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. These services include employee benefit plan audits, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.	279,265	—

Tax Fees Professional services rendered for tax compliance, tax consulting and tax planning.	398,420	—

All Other Fees Products and/or services provided other than the services reported above. These services consist of the purchase of research software in 2003.	1,400	—

Total Fees	969,710	555,806

*	Fees billed by PricewaterhouseCoopers LLP. The company previously disclosed in our prior Proxy Statement that a total of $647,972 had been billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2003. Subsequent to the date of our filing of that Proxy Statement in April of 2004, as is customary, the company was billed by PricewaterhouseCoopers LLP for the balance of the audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2003 in an additional amount totaling $321,738. Accordingly, we have shown in the table above the total fees billed by PricewaterhouseCoopers LLP for such services in 2003, taking into account such additional fees billed. This table excludes fees billed by PricewaterhouseCoopers LLP in 2004.

†	Fees billed by Deloitte & Touche LLP. We anticipate that, as is customary, we will incur additional billings from Deloitte & Touche LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2004 subsequent to the date of our filing of this Proxy Statement. We currently estimate such additional billings to total approximately $505,000, representing $475,000 in audit fees, the majority of which can be attributed to Sarbanes-Oxley Act compliance services, and $30,000 in 401(k) plan audit fees.

As set forth in our charter, it is the Audit Committee’s policy and procedure to review and consider, and where appropriate, pre-approve, all audit and non-audit engagement services to be performed by our independent registered public accounting firm. The Audit Committee’s audit and non-audit services pre-approval policy is set forth our Audit Committee charter, and in accordance with that policy, during 2004, the Audit Committee approved all “audit fees,” “audit-related fees,” “tax fees,” and “all other fees” in each case after obtaining an understanding of the services to be rendered and subject to a specific budget.

Submitted by the Audit Committee

James H. McGuire, Chair

Robert L. North

Greg J. Santora

STOCK PERFORMANCE GRAPH†

The following line-graph provides a comparison of the cumulative total stockholder return on our common stock for the period from December 31, 1999 through December 31, 2004, against the cumulative stockholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) and the Interactive Week Internet Index (IIX). All amounts have been calculated as if all dividends were reinvested.

	Cumulative Total Return					12/04
	12/99	12/00	12/01	12/02	12/03
Digital Insight Corp.	100	50	61	24	68	51
Nasdaq Stock Market (U.S.)	100	60	48	33	49	54
Interactive Week Internet Index	100	49	25	14	25	30

†	Assumes $100 invested in Digital Insight common stock, the Nasdaq Stock Market (U.S. Companies) Index, and the Interactive Week Internet Index (IIX), and assumes reinvestment of dividends. The total stockholder returns shown are not necessarily indicative of future returns. The Stock Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Performance Graph by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The common stock is our only outstanding class of voting securities. The following table sets forth the amount and percent of shares of common stock which, as of March 31, 2005, are deemed under the rules of the SEC to be “beneficially owned” by each member of our Board of Directors, by each nominee to become a member of the Board of Directors, by each of our executive officers named in the Summary Compensation Table, by all directors, nominees and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended) known to us as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of our common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% Owned

5% Stockholders:
Westcap Investors, LLC (1)	3,741,006	10.3%
T. Rowe Price Associates, Inc. (2)	3,656,631	10.1%
Brown Advisory Holdings Inc. (3)	2,199,981	6.1%

Directors and Executive Officers (4)
Jeffrey E. Stiefler	297,783	*
Michael J. Deegan	1,173	*
Henry T. DeNero	73,055	*
John C. Dorman	344,278	*
Michael R. Hallman	107,500	*
Joseph M. McDoniel	322,871	*
James H. McGuire	149,349	*
Robert J. Meagher	4,000	*
Elizabeth S.C.S. Murray	160,073	*
Robert L. North	80,000	*
Scott M. Pranger	—	*
Greg J. Santora	73,055	*
Robert R. Surridge	43,605	*

All Directors and officers as a group (11 persons)	1,495,496	4.1%

*	Less than 1%
(1)	The address of record for Westcap Investors, LLC is 1111 Santa Monica Boulevard, Suite 820, Los Angeles, California 90025. This information was obtained from a Schedule 13G/A filed with the SEC on March 10, 2005.
(2)	The address of record for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. This information was obtained from a Schedule 13G/A filed with the SEC on February 10, 2005.
(3)	The address of record for Brown Advisory Holdings Inc. is 901 South Bond Street, Suite 400, Baltimore, Maryland 21231. This information was obtained from a Schedule 13G/A filed with the SEC on February 15, 2005.
(4)	The address of each director and officer is c/o Digital Insight Corporation, 26025 Mureau Road, Calabasas, California 91302.

[Front of Proxy Card]

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey E. Stiefler and Paul J. Pucino, and each of them, with full power of substitution, as proxy, to represent and vote all the shares of common stock of Digital Insight Corporation held of record by the undersigned on March 31, 2005, at the annual meeting of stockholders to be held on May 23, 2005 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)

(Continued on reverse side)

[Back of Proxy Card]

☒	please mark votes as in this example.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” the Proposals.

The Board of Directors recommends a vote “FOR” the named nominees and “FOR” Proposal 2.

1.	Election of the following Nominees as Directors:

Nominees:	(01) John C. Dorman, (02) James H. McGuire and (03) Robert L. North

☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

☐ For all nominees except as written above

2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Digital Insight for the year ending December 31, 2005.

FOR	AGAINST	ABSTAIN

☐	☐	☐

I PLAN TO ATTEND MEETING ☐

PLEASE MARK, DATE AND SIGN YOUR NAME APPEARS AT LEFT AND RETURN IN THE

ENCLOSED ENVELOPE.

Date

Signature

Signature if held jointly